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                           Exhibit (10)(t)* to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 2000
                         by Parker-Hannifin Corporation











          Parker-Hannifin Corporation Volume Incentive Plan, as amended




























            *Numbered in accordance with Item 601 of Regulation S-K.
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                           PARKER-HANNIFIN CORPORATION
                             VOLUME INCENTIVE PLAN,
                           AMENDED AS OF JULY 1, 2000


PARTICIPANTS:         All Group Presidents, Trading Subsidiary Presidents and
                      Group Operating Vice Presidents

TERMS: Participants will receive a bonus of 1 percent of base pay for each 1 percent increase in excess of a 10 percent increase, up to a 15 percent increase, in current fiscal year customer sales over previous fiscal year customer sales for their respective operations. Participants will receive a bonus of 2 percent of base pay for each 1 percent increase in customer sales above 15 percent. Participants are limited to an overall maximum bonus under the Plan of 15 percent of base pay. Acquisitions may only account for up to 5 percent of the increase in customer sales. Also, sales growth above 15 percent will result in additional payments under the Plan only if the operating group is exceeding corporate goals with respect to its return on sales and its assets/sales ratio.